UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2016

CST Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35743	46-1365950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Valero Way, Building D, Suite 200 San Antonio, Texas		78249
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 692-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 22, 2016, CST Brands, Inc., a Delaware corporation (the “Company”), issued a press release announcing entry into an Agreement and Plan of Merger with Circle K Stores Inc., a Texas corporation (“Circle K”), and Ultra Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Circle K, providing for the acquisition of the Company by Circle K. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of CST Brands, Inc., dated as of August 22, 2016.

Important Additional Information

In connection with the proposed transaction, CST intends to file a proxy statement and other relevant documents concerning the proposed transaction with the SEC. The definitive proxy statement will be sent or given to CST stockholders and will contain important information about the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain a copy of the proxy statement as well as other documents filed with the SEC free of charge at the SEC’s website at http://www.sec.gov. In addition, the proxy statement, the SEC filings that will be incorporated by reference in the proxy statement and the other documents filed with the SEC by CST may be obtained free of charge from CST’s Investor Relations page on its corporate website at http://www.cstbrands.com.

Certain Information Concerning Participants

CST and its directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from CST stockholders in connection with the proposed transaction. Information about the directors and executive officers of CST is set forth in CST’s Annual Report on Form 10-K for the year ended December 31, 2015 and the proxy statement on Schedule 14A for CST’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2016. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement regarding the proposed transaction when it becomes available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CST BRANDS, INC.

/s/ Gérard J. Sonnier
Name:	Gérard J. Sonnier
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: August 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of CST Brands, Inc., dated as of August 22, 2016.